NVR, Inc. Announces Fourth Quarter And Full Year Results

RESTON, Va., Jan. 24, 2013 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2012 of $60,627,000, $11.98 per diluted share. Net income and diluted earnings per share for its fourth quarter ended December 31, 2012 increased 87% and 90%, respectively, when compared to the 2011 fourth quarter. Consolidated revenues for the fourth quarter of 2012 totaled $943,738,000, a 27% increase from $741,288,000 for the comparable 2011 quarter.

For the year ended December 31, 2012, consolidated revenues were $3,184,650,000, 20% higher than the $2,659,149,000 reported for the same period of 2011. Net income for the year ended December 31, 2012 was $180,588,000, an increase of 40% when compared to the year ended December 31, 2011. Diluted earnings per share for the year ended December 31, 2012 was $35.12, an increase of 53% from $23.01 per diluted share for the comparable period of 2011.

Homebuilding

New orders in the fourth quarter of 2012 increased 22% to 2,625 units, when compared to 2,158 units in the fourth quarter of 2011. Settlements increased in the fourth quarter of 2012 to 2,788 units, 17% higher than the same period in 2011. The Company's backlog of homes sold but not settled at the end of 2012 increased on a unit basis by 35% to 4,979 units and on a dollar basis by 49% to $1,723,914,000 when compared to the prior year end.

Homebuilding revenues for the three months ended December 31, 2012 totaled $925,363,000, 27% higher than the year earlier period. Gross profit margins increased to 18.3% in the 2012 fourth quarter compared to 15.4% for the same period in 2011. Income before tax from the homebuilding segment totaled $86,303,000 in the 2012 fourth quarter, an increase of 96% when compared to the fourth quarter of the previous year.

New orders for the 2012 fiscal year totaled 10,954 units, up 18% when compared to the 9,247 units reported for 2011. Home settlements for 2012 increased 16% to 9,843 units when compared to 8,487 units settled in 2011. Homebuilding revenues for 2012 totaled $3,121,244,000, 20% higher than 2011. Gross profit margins increased to 17.5% in 2012 from 17.1% in 2011. Pre-tax homebuilding income increased 31% to $240,924,000 for the 2012 fiscal year when compared to 2011.

Heartland Acquisition

On December 31, 2012, the Company completed the acquisition of Heartland Homes, Inc., which operates predominantly in the Pittsburgh, PA market. This acquisition contributed 192 units and $81,564,000 to our backlog at the end of 2012. In addition, the December 31, 2012 balance sheet reflects the assets acquired and liabilities assumed from this transaction. This acquisition did not impact sales or settlements in 2012. In addition, there was no impact to NVR's Consolidated Statements of Income for 2012.

Mortgage Banking

Mortgage closed loan production of $642,171,000 for the three months ended December 31, 2012 was 23% higher than the same period last year. Operating income for the mortgage banking operations during the fourth quarter of 2012 increased 50% to $9,728,000, when compared to $6,506,000 reported for the same period of 2011.

Mortgage closed loan production for the 2012 fiscal year increased 18% to $2,206,092,000. Income before tax from the mortgage banking segment for 2012 increased 49% to $34,153,000 from the $22,988,000 reported for 2011.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandcustomhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Homebuilding:
Revenues	$ 925,363	$ 728,808	$ 3,121,244	$ 2,611,195
Other income	1,441	639	3,486	4,301
Cost of sales	(756,396)	(616,722)	(2,575,639)	(2,165,625)
Selling, general and administrative	(78,701)	(68,571)	(301,184)	(264,266)
Operating income	91,707	44,154	247,907	185,605
Interest expense	(5,404)	(215)	(6,983)	(1,017)
Homebuilding income	86,303	43,939	240,924	184,588

Mortgage Banking:
Mortgage banking fees	18,375	12,480	63,406	47,954
Interest income	999	1,913	4,504	5,702
Other income	191	145	564	456
General and administrative	(9,746)	(7,878)	(33,775)	(30,249)
Interest expense	(91)	(154)	(546)	(875)
Mortgage banking income	9,728	6,506	34,153	22,988

Income before taxes	96,031	50,445	275,077	207,576

Income tax expense	(35,404)	(18,053)	(94,489)	(78,156)

Net income	$ 60,627	$ 32,392	$ 180,588	$ 129,420

Basic earnings per share	$ 12.38	$ 6.51	$ 36.04	$ 23.66

Diluted earnings per share	$ 11.98	$ 6.32	$ 35.12	$ 23.01

Basic weighted average shares outstanding	4,897	4,979	5,011	5,469

Diluted weighted average shares outstanding	5,060	5,126	5,142	5,624

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$ 1,139,103	$ 475,566
Receivables	9,421	6,789
Inventory:
Lots and housing units, covered under
sales agreements with customers	515,498	363,833
Unsold lots and housing units	81,932	82,578
Land under development	68,336	78,045
Manufacturing materials and other	12,365	8,694
	678,131	533,150

Assets related to consolidated variable interest entity	15,626	20,182
Contract land deposits, net	191,538	131,930
Property, plant and equipment, net	27,016	23,243
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	279,855	268,878
	2,382,270	1,501,318

Mortgage Banking:
Cash and cash equivalents	13,498	4,766
Mortgage loans held for sale, net	188,929	252,352
Property and equipment, net	2,465	1,694
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	10,333	12,008
	222,572	278,167

Total assets	$ 2,604,842	$ 1,779,485

		(Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	December 31, 2012	December 31, 2011
	(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 163,446	$ 125,649
Accrued expenses and other liabilities	234,804	185,423
Liabilities related to consolidated variable interest entity	2,180	1,013
Non-recourse debt related to consolidated variable
interest entity	4,574	4,983
Customer deposits	99,687	61,223
Senior notes	598,988	-
	1,103,679	378,291

Mortgage Banking:
Accounts payable and other liabilities	20,686	26,395
	20,686	26,395

Total liabilities	1,124,365	404,686

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 shares issued as of
both December 31, 2012 and December 31, 2011	206	206
Additional paid-in-capital	1,169,699	1,072,779
Deferred compensation trust – 152,223 and
152,964 shares of NVR, Inc. common
stock as of December 31, 2012 and
December 31, 2011, respectively	(25,331)	(25,581)
Deferred compensation liability	25,331	25,581
Retained earnings	4,339,080	4,158,492
Less treasury stock at cost – 15,642,068 and
15,578,565 shares at December 31, 2012
and December 31, 2011, respectively	(4,028,508)	(3,856,678)
Total shareholders' equity	1,480,477	1,374,799
Total liabilities and shareholders' equity	$ 2,604,842	$ 1,779,485

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,418	1,113	5,757	4,616
North East (2)	234	233	946	872
Mid East (3)	574	486	2,625	2,412
South East (4)	399	326	1,626	1,347
Total	2,625	2,158	10,954	9,247

Average new order price	$ 340.2	$ 311.7	$ 328.8	$ 304.1

Settlements (units)
Mid Atlantic (1)	1,427	1,236	5,047	4,238
North East (2)	224	192	889	728
Mid East (3)	733	616	2,472	2,335
South East (4)	404	347	1,435	1,186
Total	2,788	2,391	9,843	8,487

Average settlement price	$ 331.9	$ 304.6	$ 317.1	$ 307.5

Backlog (units)
Mid Atlantic (1)			2,683	1,973
North East (2)			433	376
Mid East (3)			1,152	807
South East (4)			711	520
Total			4,979	3,676

Average backlog price			$ 346.2	$ 315.8

Community count (average)	414	381	404	384
Lots controlled at end of period			58,500	53,000

Mortgage banking data:
Loan closings	$ 642,171	$ 520,919	$ 2,206,092	$ 1,868,472
Capture rate	87%	88%	87%	88%

Common stock information:
Shares outstanding at end of period			4,914,130	4,977,633
Number of shares repurchased	8,500	38,323	285,495	1,017,588
Aggregate cost of shares repurchased	$ 7,153	$ 22,674	$ 227,281	$ 689,302

(1) Virginia, West Virginia, Maryland, Delaware and Washington, D.C.
(2) New Jersey and eastern Pennsylvania
(3) Kentucky, western Pennsylvania, New York, Ohio, Indiana and Illinois
(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, +1-703-956-4204